Exhibit 4.26

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THESE WARRANTS ARE BEING ISSUED IN CONNECTION WITH A PREFERRED STOCK SUBSCRIPTION AGREEMENT DATED MARCH __, 2008 (THE “SUBSCRIPTION AGREEMENT”) BY AND BETWEEN SONORAN ENERGY, INC. AND CUBUS APS.

 No. ____

 WARRANTS TO PURCHASE SHARES OF PREFERRED STOCK
OF
SONORAN ENERGY, INC.

These Warrants to Purchase Shares of Series A Preferred Stock (these “Warrants”) certify that for value received, ______________ or its successors or assigns (the “Holder”), is entitled to subscribe for and purchase from Sonoran Energy, Inc., a Washington corporation (the “Company”), up to the Aggregate Total Shares (as defined below), on a Fully Diluted Basis, at the Exercise Price (as defined below), subject to the provisions and upon the terms and conditions hereinafter set forth.  The Exercise Price and the Aggregate Total Shares are each subject to adjustment as hereinafter set forth.  These Warrants and all rights hereunder shall expire at 5:00 p.m., Houston, Texas time, on the Expiration Date (as defined below).

ARTICLE I

Definitions

As used herein, the following terms shall have the meanings set forth below:

1.1

“Aggregate Total Shares” means, (a) on the Effective Date, 4,500,000 shares of Preferred Stock or (b) any time after the Effective Date, (i) 4,500,000 shares of Preferred Stock or (ii) such greater number of shares of Preferred Stock following any adjustment to such amount in accordance with the terms of Article IV hereof.

1.2

“Board of Directors” means at any time the board of directors of the Company as elected pursuant to the Bylaws.

1.3

“Business Day” means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed in Houston, Texas or New York, New York.

1.4

“Bylaws” means the Bylaws of the Company, dated as of  August 15, 2005, as hereafter amended, modified, restated or replaced from time to time.

1.5

“Company” is defined in the introductory paragraph, and shall also include any successor to such entity by merger, consolidation or otherwise.

1.6

“Convertible Securities” means evidences of indebtedness, units, interests or other securities (including these Warrants) that are convertible into or exercisable or exchangeable for, with or without payment of additional consideration, shares of Common Stock or Preferred Stock, either immediately or upon a specified date or the happening of a specified event.

1.7

“Current Market Price” means, with respect a security or any other item, the value of fair value of such security or item as determined in writing in good faith by the Board of Directors.  Notwithstanding the foregoing, if the Preferred Stock is traded on the primary national or regional stock exchange on which the Preferred Stock is listed, or, if not listed, on the Nasdaq National Market if quoted thereon, or if not so listed or quoted, the NASD Over-the-Counter Bulletin Board (the “OTC Bulletin Board”) if quoted thereon, the Current Market Price per share of Preferred Stock shall be equal to the closing price per share of the Preferred Stock, as published in The Wall Street Journal or other reputable media, for the trading day on the date of determination of the Current Market Price, or if such date is not a trading day, the trading day immediately prior to such date of determination.

1.8

“Effective Date” means of  March __, 2008.

1.9

“Exercise Price” means in the event that the Holder or a Holder Designee exercises all or a portion of these Warrants (i) $1.00 per share of Preferred Stock, as adjusted from time to time pursuant to Article IV or (ii) the equivalent thereof in the case of a Cashless Exercise.

1.10

“Expiration Date” means the fifth (5th) anniversary of the Effective Date.

1.11

“Fully Diluted Basis” means, as applied to the calculation of shares of Preferred Stock outstanding at any time, (a) all shares of Preferred Stock outstanding at the time of determination and (b) all shares of Preferred Stock issuable upon exercise, conversion or exchange of all Options and Convertible Securities, regardless of exercise price.

1.12

“Holder Designee” is defined in Section 3.2.

1.13

“Options” means any options or other rights to subscribe for or to purchase shares of Common Stock or Convertible Securities, including all authorized but unissued options.

1.14

“Person” means any individual, partnership, limited partnership, corporation, limited liability company, trust, association, entity or other organization.

1.15

“Preferred Stock” shall mean authorized shares of Series A Preferred Stock of the Company, no par value per share, as constituted on the Effective Date, and any stock into which such Preferred Stock may thereafter be converted or changed, and also shall include any other stock of the Company of any other class that is not preferred as to dividends or distributions in liquidation over any other class of any other stock of the Company.

1.16

“Subscription Notice” is defined in Section 2.1.

1.17

“Warrant Office” is defined in Section 3.1.

1.18

“Warrant Preferred Stock” means shares of Preferred Stock purchased or purchasable by the Holder upon the exercise of these Warrants, as adjusted in accordance with the terms of these Warrants.

1.19

“Warrants” is defined in the introductory section hereof, and shall also include any warrants issued in substitution or exchange therefor as provided herein.

ARTICLE II

Exercise of Warrants

2.1

Method of Exercise.  The Warrants represented hereby may be exercised by the Holder in whole or in part, at any time and from time to time, beginning on the Effective Date and ending at 5:00 p.m., Houston, Texas time, on the Expiration Date.  To exercise these Warrants, the Holder shall deliver to the Company, at the Warrant Office:

(i)

a written subscription notice substantially in the form attached as Exhibit A hereto (the “Subscription Notice”), duly completed and executed on behalf of the Holder, stating therein the election of such Holder to exercise these Warrants in the manner provided in the Subscription Notice;

(ii)

payment in full of the aggregate Exercise Price for all shares of Warrant Preferred Stock to be purchased pursuant thereto payable:

(A)

in cash or by certified check or wire transfer,

(B)

through a “cashless” or “net-issue” exercise (“Cashless Exercise”), pursuant to which the Holder shall exchange the Warrants (or the portion thereof to be cancelled) subject to a Cashless Exercise for that number of shares of Warrant Preferred Stock determined by multiplying the number of shares of Warrant Preferred Stock issuable on exercise of the Warrants (or the portion thereof to be cancelled) by a fraction, the numerator of which shall be the difference between (x) the Current Market Price of the shares of Preferred Stock on the date of exercise and (y) the Exercise Price, and the denominator of which shall be the Current Market Price of a share of Preferred Stock on the date of exercise; the Subscription Notice shall set forth the calculation upon which the Cashless Exercise is based, or

(C)

pursuant to a combination of clauses (A) and (B) above; and

(iii)

this Warrant.

These Warrants shall be deemed to be exercised immediately prior to the close of business on the date of receipt by the Company of the items listed above (such date, the “Exercise Date”) and the person entitled to receive the shares of Warrant Preferred Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares of Warrant Preferred Stock as of the close of business on such date.  In the event that these Warrants are exercised in part, the Company at its expense shall execute and deliver new Warrants of like tenor exercisable for the percentage of shares of Warrant Preferred Stock for which this Warrant may thereafter be exercised.  As soon as practicable (but not more than three (3) Business Days) after surrender of these Warrants and receipt of payment, the Company shall promptly issue and deliver to the Holder stock certificates showing the number of shares of Preferred Stock owned by the Holder as a result of this Section 2.1.

2.2

Expenses and Taxes.  The Company shall pay all expenses and taxes (including, without limitation, all documentary, stamp, transfer or other transactional taxes) other than income taxes attributable to the preparation, issuance or delivery of these Warrants and of the shares of Warrant Preferred Stock.

2.3

Reservation of Preferred Stock.  The Company covenants that, for so long as any Warrants remain outstanding, the Company shall reserve, free from all preemptive rights, out of its authorized but unissued Preferred Stock, and solely for the purpose of effecting the exercise of these Warrants, a sufficient number of shares of Preferred Stock to provide for the exercise of these Warrants.

2.4

Valid Issuance.  All shares of Warrant Preferred Stock issued upon exercise of these Warrants will, upon (i) submission of a Subscription Notice, (ii) surrender of these Warrants (or any portion thereof), (iii) payment of the Exercise Price therefor and (iv) the issuance of such shares of Warrant Preferred Stock by the Company, be duly authorized, validly and legally issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and, without limiting the generality of the foregoing, the Company shall take no action or fail to take any action which will cause a contrary result.

2.5

No Fractional Shares of Preferred Stock.  No fractional shares of Preferred Stock shall be issued upon exercise of these Warrants, but the Company shall pay the Holder an amount equal to the Current Market Price of such fractional share of Preferred Stock in lieu of each fraction of a share of Preferred Stock otherwise called for upon any exercise of a Warrant.

ARTICLE III

Transfer

3.1

Warrant Office.  The Company shall maintain an office for certain purposes specified herein (the “Warrant Office”), which office shall initially be the office of Transfer Agent of the Company if one exists on the Effective Date, and may subsequently be such other office of the Company or of any transfer agent of the Preferred Stock in the continental United States as to which written notice has previously been given to the Holder.  The Company shall maintain, at the Warrant Office, a register for these Warrants in which the Company shall record the name and address of the person in whose name these Warrants have been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

3.2

Ownership of Warrants.  The Company may deem and treat the Person in whose name these Warrants are registered as the Holder until provided with written notice by the registered Holder in the form of the Assignment/Transfer Notice attached hereto as Exhibit B (the “Assignment/Transfer Notice”) to the contrary.  These Warrants may be exercised by any assignee of the Holder (a “Holder Designee”) for the purchase of shares of Warrant Preferred Stock, and for purposes of these Warrants, any such assignee shall also constitute the “Holder” hereunder.

3.3

Restrictions on Transfer of Warrants.  Subject to compliance with applicable federal and state securities laws, these Warrants and all rights hereunder are transferable, in whole or in part, without charge (except for securities transfer taxes or income taxes), upon (i) surrender of these Warrants properly endorsed, (ii) submission of a properly executed Assignment/Transfer Notice and (iii) payment to the Company of funds sufficient to pay any transfer tax.

3.4

Exchange of Warrant Upon a Transfer.  On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of these Warrants with respect to compliance with the Securities Act, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the percentage of Warrant Preferred Stock issuable upon exercise hereof.  The Company hereby agrees to extend the benefit of these Warrants to any assignee and any such assignee may specifically enforce the provisions of these Warrants as if an original party hereto.

ARTICLE IV

Antidilution Provisions

4.1

General.  The Exercise Price and the number of shares of Warrant Preferred Stock shall be subject to adjustment from time to time in accordance with this Article IV.

4.2

Dividends, Subdivisions and Combinations.  If, at any time after the date of this Agreement, the Company shall:

(i)

pay a dividend or make a distribution, in each case payable in Preferred Stock;

(ii)

subdivide, split or reclassify its outstanding Preferred Stock into a larger number of shares of Preferred Stock; or

(iii)

combine its outstanding Preferred Stock into a smaller number of shares of Preferred Stock,

then (A) the number of shares of Warrant Preferred Stock shall be adjusted so as to equal the number of shares of Warrant Preferred Stock that the Holder would have held immediately after the occurrence of such event if the Holder had exercised such Warrants immediately prior to the occurrence of such event and (B) the Exercise Price shall be adjusted to be equal to (x) the Exercise Price immediately prior to the occurrence of such event multiplied by (y) a fraction (1) the numerator of which is the number of shares of Warrant Preferred Stock immediately prior to the adjustment in clause (A), and (2) the denominator of which is the number of shares of Warrant Preferred Stock immediately after the adjustment in clause (A).  An adjustment made pursuant to this Section 4.2 shall become effective immediately after the occurrence of such event retroactive to the record date, if any, for such event.

4.3

Capital Reorganization, Capital Reclassifications, Merger, Etc.  If, at any time after the Effective Date, there shall be (a) any capital reorganization or any reclassification of the Preferred Stock (other than as a result of a dividend, distribution or subdivision, split-up or combination of shares of Preferred Stock to which Section 4.2 applies), (b) any consolidation, merger or business combination of the Company with another Person or (c) any sale or conveyance by the Company of all or substantially all of its assets or property to, another Person, then in each case the Company shall cause effective provision to be made so that these Warrants shall, upon the basis and upon the terms and conditions specified in this Warrant in lieu of the shares of Warrant Preferred Stock immediately theretofore purchasable and receivable upon the exercise of these Warrants, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable for the kind and number of shares of stock, other securities, cash or other property to which a holder of the number of shares of Warrant Preferred Stock would have been entitled upon such event.  In any such case, if necessary, the provisions of this Warrant with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock, other securities, cash or other property thereafter deliverable upon the exercise of these Warrants, and the provisions of this Section 4.3 shall similarly apply to any such successive reorganizations, reclassifications, consolidations mergers, business combinations or sales or conveyances.

4.4

Miscellaneous.

(a)

Treasury Preferred Stock.  The number of shares of Preferred Stock outstanding at any given time does not include shares of Preferred Stock owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any Preferred Stock so owned or held shall be considered an issuance of shares of Preferred Stock.

(b)

Record Date.  If the Company takes a record of the holders of Preferred Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Preferred Stock, Options or Convertible Securities or (B) to subscribe for or purchase Preferred Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Preferred Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.  If the Company shall take any such record of the holders of its Preferred Stock and shall, thereafter and before the taking of the action for which such record was taken, legally abandon its plan to take much action, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(c)

Deferral of Issuance.  In any case in which this Article IV shall require that any adjustment in the number of shares of Warrant Preferred Stock or in the Exercise Price be made effective as of immediately after a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuing to the Holder of any Warrants exercised or converted after such record date of the shares of Preferred Stock issuable upon such exercise over and above the number of shares of Preferred Stock that would have been issuable upon such exercise on the basis of the Exercise Price prior to such adjustment.  In such case, the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares of Preferred Stock upon the occurrence of the event requiring such adjustment.

(d)

Notice; Adjustment Rules.  Whenever the Exercise Price and the number of shares of Warrant Preferred Stock shall be adjusted as provided in this Article IV, the Company shall provide to the Holder a statement, signed by the President or the Chief Executive Officer of the Company, describing in detail the facts requiring such adjustment and setting forth a calculation of the Exercise Price and the number of shares of Warrant Preferred Stock applicable to these Warrants after giving effect to such adjustment.  All calculations under this Article IV shall be made to the nearest one hundredth of a cent ($.0001) or to the nearest full share of Preferred Stock, as the case may be.  Adjustments pursuant to this Article IV shall apply to successive events or transactions of the types covered thereby.

(e)

Certain Adjustments.  The Company may make such reductions in the Exercise Price or increases in the number of shares of Warrant Preferred Stock to be received by the Holder upon the exercise of the Warrants, in addition to those adjustments required by this Article IV, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of shares of Preferred Stock, or any issuance wholly for cash of any shares of Preferred Stock, or any issuance wholly for cash of Options or Convertible Securities, or any dividend, or any issuance of Options hereinafter made by the Company to the holders of its Preferred Stock shall not be taxable to such holders.

ARTICLE V

Miscellaneous

5.1

Entire Agreement.  These Warrants and the Subscription Agreement (a) constitute the entire agreement among the parties with respect to the shares of Warrant Preferred Stock purchasable upon exercise hereof and the related transactions, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other Person any rights or remedies hereunder.  Each party to this Agreement agrees that (i) no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to the shares of Warrant Preferred Stock purchasable upon exercise hereof and the related transactions, other than those expressly set forth in the Constituent Documents, and (ii) such party has not relied upon any representation, warranty, covenant or agreement relating to the subject matter hereof, other than those referred to in clause (i) above.

5.2

Governing Law.  These Warrants shall be governed by the laws of the state of Texas.

5.3

Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THESE WARRANTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS.  EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE

COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS.  EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THESE WARRANTS.

5.4

Waiver and Amendment.  Any term or provision of these Warrants may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of these Warrants may be amended or supplemented at any time by agreement of the Holder and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of these Warrants shall be in writing.  A waiver of any breach or failure to enforce any of the terms or conditions of these Warrants shall not in any way effect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of these Warrants.

5.5

Illegality.  In the event that any one or more of the provisions contained in these Warrants shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of these Warrants shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

5.6

Copy of Warrant.  A copy of these Warrants shall be filed among the records of the Company.

5.7

Notice.  Any notice or other document required or permitted to be given or delivered to the Holder shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier to such Holder at the last address shown on the books of the Company maintained at the Warrant Office for the registration of these Warrants or at any more recent address of which the Holder shall have notified the Company in writing.  Any notice or other document required or permitted to be given or delivered to the Company shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier to such Holder at, the Warrant Office.  Notice given by personal delivery, courier service or mail shall be effective upon actual receipt.  Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.  Any party may change any address to which notice is to be given to it by giving Notice as provided above of such change of address.

5.8

Limitation of Liability.  No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Preferred Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the purchase price of any shares of Preferred Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.9

Exchange, Loss, Destruction, etc. of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of these Warrants, and in the case of any such loss, theft or destruction upon delivery of an appropriate affidavit in such form as shall be reasonably satisfactory to the Company and include reasonable indemnification of the Company, or in the event of such mutilation upon surrender and cancellation of these Warrants, the Company will make and deliver new Warrants of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrants.  Any Warrants issued under the provisions of this Section in lieu of any Warrants alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrants, shall constitute an original contractual obligation on the part of the Company.  These Warrants shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement.  The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section.

IN WITNESS WHEREOF, the Company has caused these Warrants to be signed in its name as of the Effective Date.

SONORAN ENERGY, INC.

 By:

Name:
Title:

EXHIBIT A

SUBSCRIPTION NOTICE

Date:  _______________, 20___

Sonoran Energy, Inc.
3100 W. Ray Road, Suite 130
Chandler, Arizona 85226
Attention:

Ladies and Gentlemen:

☐

The undersigned hereby elects to exercise the warrants to purchase Preferred Stock of Sonoran Energy, Inc. (the “Company,” and such warrants, the “Warrants”) required to purchase thereunder __________ shares of Preferred Stock (as defined in the Warrants) at an Exercise Price of __________ Dollars ($___) per share of Preferred Stock, or an aggregate Exercise Price of [$________] [($_______)] (the “Aggregate Cash Exercise Price”).

☐

The undersigned hereby elects to exercise the Warrants pursuant to the Cashless Exercise provisions of Section 2.1(ii)(B) of the Warrants required to purchase thereunder ___ shares of Preferred Stock, resulting in ___ additional shares of Warrant Preferred Stock being cancelled in consideration of the Exercise Price (the “Cancelled Warrant Preferred Stock”).

☐

The undersigned hereby elects to exercise the number of Warrants required to purchase __ shares of Preferred Stock in consideration for the Aggregate Cash Purchase Price of $__ and __ Cancelled Warrant Preferred Stock.

Pursuant to the terms of the Warrants the undersigned has delivered herewith to the Company (i) the Aggregate Exercise Price in full in cash, by certified check or wire transfer, if applicable and (ii) the Warrants.

The undersigned hereby requests that the stock ledger and books of the Company be revised and updated so as to show that the [__] shares of Preferred Stock have been issued as follows:

ISSUE TO:

(NAME)
(ADDRESS, INCLUDING ZIP CODE)
(TAX IDENTIFICATION NUMBER OR OTHER IDENTIFYING NUMBER)

DELIVER TO:

(NAME)
(ADDRESS, INCLUDING ZIP CODE)

Please issue a new Warrant for the unexercised portion of the attached Warrant as follows:

ISSUE TO:

(NAME OF HOLDER)
(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:

(NAME OF HOLDER)
(ADDRESS, INCLUDING ZIP CODE)

Dated:

Cubus APS

 By:

Name:
Title:

EXHIBIT B

ASSIGNMENT/TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase shares of Preferred Stock of Sonoran Energy, Inc. represented by the Warrant, with respect to the Percentage set forth below:

Name of Assignee	Address	Percentage

and does hereby irrevocably constitute and appoint _______________________ Attorney-in-Fact to make such transfer on the books of Sonoran Energy, Inc., maintained for that purpose, with full power of substitution in the premises.

Dated:

Cubus APS

By:

Name:
Title: